Exhibit 3.1

Amended March 11, 2010

AMENDED AND RESTATED BYLAWS OF

CHURCHILL DOWNS INCORPORATED

ARTICLE I

OFFICE AND SEAL

SECTION 1. OFFICES. The principal office of the Corporation in the State of Kentucky shall be located at 700 Central Avenue, Louisville, Kentucky. The Corporation may have such other offices, either within or without the State of Kentucky, as the business of the Corporation may require from time to time.

SECTION 2. THE CORPORATE SEAL. The Seal of the Corporation shall be circular in form, mounted upon a metal die suitable for impressing same upon paper, and along the upper periphery of the seal shall appear the word “Churchill Downs” and along the lower periphery thereof the word “Kentucky”. The center of the seal shall contain the word “Incorporated”.

ARTICLE II

STOCKHOLDERS MEETINGS AND RECORD DATES

SECTION 1. ANNUAL MEETING. The date of the annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be established by the Board of Directors, but shall not be later than 180 days following the end of the Corporation’s fiscal year. If the election of Directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders to be held as soon thereafter as may be convenient.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by holders of not less than 66% of all shares entitled to vote at the meeting, or by a majority of the members of the Board of Directors.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Kentucky as the place of meeting for any annual meeting of stockholders, or any place either within or without the State of Kentucky as the place of meeting for any special meeting called by the Board of Directors.

If no designation is made, or if a special meeting be called by other than the Board of Directors, the place of meeting shall be the principal office of the Corporation in the State of Kentucky.

SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the Corporation, with first class postage thereon prepaid.

SECTION 5. RECORD DATE. The Corporation’s record date shall be fixed by the Board of Directors for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive any distribution. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof.

SECTION 6. VOTING LISTS AND SHARE LEDGER. The Secretary shall prepare a complete list of the stockholders entitled to vote at any meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, which list shall be produced and kept open at the meeting and shall be subject to the inspection of any stockholder during the meeting. The original share ledger or stock transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to the stockholders entitled to examine such list or share ledger or stock transfer book, or the stockholders entitled to vote at any meeting of stockholders or to receive any dividend.

SECTION 7. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. The stockholders present at a duly organized meeting can continue to do business at any adjourned meeting, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 8. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy. An appointment of a proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and be filed with the Secretary of the Corporation before or at the time of the meeting.

SECTION 9. NATURE OF BUSINESS. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any stockholder who complies with the procedures set forth in this Section 9.

No business may be transacted at any meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before such meeting of stockholders by or at the direction of the Board of Directors, or (c) in the case of any annual meeting of stockholders or a special meeting called for the purpose of electing directors, otherwise properly brought before such meeting by any stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such meeting of stockholders and (ii) who complies with the notice procedures set forth in this Section 9.

In addition to any other applicable requirements, for business to be properly brought before any annual meeting of stockholders by a stockholder, or for a nomination of a person to serve as a Director, to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice to the Secretary must be delivered or mailed to and be received at the principal executive offices of the Corporation (a) in the case of the annual meeting of stockholders, not less than ninety (90) nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of such meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of such meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter (including nominations) such stockholder proposes to bring before the meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (e) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person and (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (f) any other information which would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the proposal (including, if applicable, with respect to the election of directors) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder if such stockholder were engaged in such solicitation, and (g) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting. Any notice concerning the nomination of a person for election as a director must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

No business shall be conducted and no person shall be eligible for election as a Director at any annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing directors except business or nominations brought before such meeting in accordance with the procedures set forth in this Section 9; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of the meeting of stockholders determines that business was not properly brought before such meeting, or a nomination was not properly made, as the case may be, in accordance with the foregoing procedures, the chairman shall declare to the meeting that (a) the business was not properly brought before the meeting and such business shall not be transacted, or, if applicable, (b) the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by a Board of Directors.

SECTION 2. NUMBER AND TENURE. The Board of Directors shall consist of twelve (12) members but the number may be increased or decreased by amendment of this Bylaw. The Directors shall be divided into three classes, consisting of four (4) Class I Directors, four (4) Class II Directors and four (4) Class III Directors. Each director shall hold office for a term of three (3) years or until his successor shall have been elected and qualifies for the office, whichever period is longer. Each Director shall become a Director Emeritus upon expiration of his current term following the date the Director may no longer be qualified for election as a Director due to age pursuant to any mandatory retirement age requirement adopted by the Corporation. A Director Emeritus shall not be permitted to vote on matters brought before the Board of Directors or any committee thereof and shall not be counted for the purpose of determining whether a quorum of the Board of Directors or the committee is present and shall not have any of the responsibilities of a Director, nor any of a Director’s rights, powers or privileges. References in these Bylaws to “Directors” shall not mean or include Director Emeriti.

SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Kentucky, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board or the majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Kentucky, as the place for holding any special meeting of the Board of Directors.

SECTION 5. NOTICE. Notice of any special meeting of the Board of Directors shall be given by notice delivered personally, by mail, by telegraph or by telephone. If mailed, such notice shall be given at least five (5) days prior thereto and such mailed notice shall be deemed to have been delivered upon the earlier of receipt or five (5) days after it is deposited in the United States mail in a sealed envelope so addressed, with first class postage thereon prepaid. If notice is given by telegram, it shall be delivered at least twenty-four (24) hours prior to the special meeting and such telegram notice shall be deemed to have been delivered when the telegram is delivered to the telegraph company. Personal notice and notice by telephone shall be given at least twenty-four (24) hours prior to the special meeting and shall be deemed delivered upon receipt. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, and the director elected to fill such vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.

SECTION 9. INFORMAL ACTION. Any action required or permitted to be taken of the Board of Directors or of a committee of the Board, may be taken without a meeting if a consent, in writing, setting forth action so taken shall be signed by all of the Directors, or all of the members of the committee, as the case may be. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear or speak to each other at the same time. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

SECTION 10. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in Section 9 of Article II of these Bylaws shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in the Restated Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances.

ARTICLE IV

COMMITTEES OF THE BOARD

SECTION 1. COMMITTEES. The Board of Directors shall have authority to establish such committees as it may consider necessary or convenient for the conduct of its business. All committees so established shall keep minutes of every meeting thereof and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board. Each committee so established shall elect a Chairman of the committee. On all committees where the Chairman of the Board is not appointed as a voting member, the Chairman of the Board shall be an ex officio, nonvoting member of that committee.

SECTION 2. THE EXECUTIVE COMMITTEE. The Board of Directors shall appoint and establish an Executive Committee composed of up to six (6) Directors who shall be appointed by the Board annually. The Executive Committee shall have and may exercise when the Board of Directors is not in session, all of the authority of the Board of Directors that may lawfully be delegated; provided, however, the Executive Committee shall not have the power to enter into any employment agreement with the Chief Executive Officer of the Corporation without the specific approval and ratification of the Board of Directors. A majority in membership of the Executive Committee shall constitute a quorum.

SECTION 3. THE AUDIT COMMITTEE. The Board of Directors shall appoint and establish an Audit Committee composed of up to five (5) Directors, none of whom shall be officers, who shall be appointed by the Board annually. The Audit Committee shall make an examination every twelve months into the affairs of the Corporation and report the results of such examination in writing to the Board of Directors at the next regular meeting thereafter. Such report shall state whether the Corporation is in sound condition and whether adequate internal audit controls and procedures are being maintained and shall include recommendations to the Board of Directors regarding such changes in the manner of doing business or conducting the affairs of the Corporation as shall be deemed advisable.

SECTION 4. THE COMPENSATION COMMITTEE. The Board of Directors shall appoint and establish a Compensation Committee to be composed of five (5) Directors who shall be appointed by the Board annually. Each member of the Compensation Committee shall be a director who is not, during the one year prior to service or during such service, granted or awarded equity securities pursuant to any executive compensation plan of the Company. It shall be the duty of the Compensation Committee to administer the Company’s Supplemental Benefit Plan[s], the Company’s Incentive Compensation Plan[s], the Company’s Stock Option Plan[s], any executive compensation plan and any shareholder approved employee stock purchase or thrift plan, including without limitation, matters relating to the amendment, administration, interpretation, employee eligibility for and participation in, and termination of, the foregoing plans. It shall further be the duty of the Compensation Committee to review annually the salary paid to the President and Chief Executive Officer of the Company and to exercise any other authorities relating to compensation that the Board may lawfully delegate to it; provided, however, the Compensation Committee shall not have the power to enter into any employment agreement with the Chief Executive Officer of the Corporation without the specific approval and ratification of the Board of Directors.

SECTION 5. THE RACING COMMITTEE. The Board of Directors may appoint and establish a Racing Committee to be composed of up to four (4) Directors who may be appointed by the Board annually. The Racing Committee shall be responsible for and shall have the authority to obligate the Corporation with respect to matters concerning the Corporation’s contracts and relations with horsemen, jockeys and others providing services relating to the conduct of horse racing, including the authority to approve and cause the Corporation to enter into contracts with organizations representing horsemen and/or commit to provide benefits or services by the Corporation to horsemen and others.

SECTION 6. NOTICE OF COMMITTEE MEETINGS. Notice of all meetings by the committees established in this Article shall be given in accordance with the special meeting notice section, Article III, Section 5, of these Bylaws.

ARTICLE V

OFFICERS

SECTION 1. CLASSES. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers and agents as may be provided by the Board and elected in accordance with the provisions of this Article. Any of the offices may be combined in one person in accordance with the provisions of law. The Chairman of the Board of Directors shall be a member of the Board but none of the other officers is required to be a member of the Board.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed from office in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer elected by the Board of Directors may be removed by the President whenever in his judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed and shall be subject always to supervision and control of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contractual rights.

SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall call to order and preside at all stockholders’ meetings and at all meetings of the Board of Directors. He shall perform such other duties as he may be authorized to perform by the Board of Directors.

SECTION 5. PRESIDENT. The President shall be the chief executive officer of the Corporation and as such shall in general supervise and control all of the business operations and affairs of the Corporation. In the absence of the Chairman of the Board of Directors, or in the event of the death or incapacity of the Chairman, the President shall perform the duties of the Chairman until a successor Chairman is elected or until the incapacity of the Chairman terminates. The President shall have full power to employ and cause to be employed and to discharge and cause to be discharged all employees of the Corporation, subject always to supervision and control of the Board of Directors. When authorized so to do by the Board of Directors, he shall execute contracts and other documents for and in behalf of the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of stockholders of any corporation in which this Corporation may hold stock. He shall perform such other duties as may be specified in the Bylaws and such other duties as he may be authorized to perform by the Board of Directors.

SECTION 6. EXECUTIVE VICE PRESIDENT. In the case of the death of the President or in the event of his inability to act, the Executive Vice President designated by the Board shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. The Executive Vice President shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

SECTION 7. TREASURER. The Treasurer, subject to the control of the Board of Directors, and together with the President, shall have general supervision of the finances of the Corporation. He shall have care and custody of and be responsible for all moneys due and payable to the Corporation from any source whatsoever and deposit such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. The Treasurer shall have the care of, and be responsible for all securities, evidences of value and corporate instruments of the Corporation, and shall supervise the officers and other persons authorized to bank, handle and disburse its funds, informing himself as to whether all deposits are or have been duly made and all expenditures duly authorized and evidenced by proper receipts and vouchers. He shall cause full and accurate books to be kept, showing the transactions of the Corporation, its accounts, assets, liabilities and financial condition, which shall at all times be open to the inspection of any Director, and he shall make due reports to the Board of Directors and the stockholders, and such statements and reports as are required of him by law. Subject to the Board of Directors, he shall have such other powers and duties as are incident to his office and not inconsistent with the Bylaws, or as may be assigned to him at any time by the Board.

SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors, make a record of the business transacted and record same in one or more books kept for that purpose. The Secretary shall see that the Stock Transfer Agent of the Corporation keeps proper records of all transfers, cancellations and reissues of stock of the Corporation and shall keep a list of the stockholders of the Corporation in alphabetical order, showing the Post Office address and number of shares owned by each. The Secretary shall also keep and have custody of the seal of the Corporation and when so directed and authorized by the Board of Directors shall affix such seal to instruments requiring same. The Secretary shall be responsible for authenticating records of the Corporation and shall perform such other duties as may be specified in the Bylaws or as he may be authorized to perform by the Board of Directors.

SECTION 9. VICE PRESIDENTS. There may be additional Vice Presidents elected by the Board of Directors who shall have such responsibilities, powers and duties as from time to time may be assigned by the President or by the Board of Directors.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS AND AGREEMENTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or agreement or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the

Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VII

SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. The shares of the Corporation may be represented by certificates or may be uncertificated. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be in the name of the Corporation and signed by the President or Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if the person were such officer at the date of issue. Where any such certificate is manually countersigned by a transfer agent or registrar (other than the Corporation itself or an employee of the Corporation), any of the other signatures on the certificate may be a facsimile. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for all like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. RECORDS. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, as required by applicable law. Except as otherwise expressly required by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered shareholder thereof, or by the registered shareholder’s attorney thereunto duly authorized by written power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed as provided in Section 4 of this Article, and on the surrender of any certificate or certificates for such shares properly endorsed.

SECTION 4. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of shares of the Corporation. The Board of Directors may appoint or authorize any officer or officers to appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December.

ARTICLE IX

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these Bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the corporation laws of the State of Kentucky, waiver thereof in writing, signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X

INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1. INDEMNIFICATION. The Corporation shall indemnify and hold harmless each Director and officer of the Corporation, and may indemnify and hold harmless any other employee or agent of the Corporation, who is, was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a “Proceeding”) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or while a Director, officer, employee or agent of the Corporation, is or was serving the Corporation or any other legal entity in any capacity (including, without limitation, as a director, officer, partner, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise) at the request of the Corporation, against all liability and loss suffered and expenses incurred by such person to the fullest extent permitted by law. The Corporation, however, shall not be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person unless the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

The Corporation shall indemnify and hold harmless each director and officer of a direct or indirect subsidiary of the Corporation to the same extent it is required to indemnify Directors and officers of the Corporation hereunder both as to action in such person’s capacity as a director or officer of a direct or indirect subsidiary of the Corporation and as to action in another capacity while holding such office.

For purposes of this Article, a person whose duties to the Corporation also involve duties or services to an employee benefit plan or its participants shall be deemed serving the employee benefit plan at the request of the Corporation.

The liabilities and expenses subject to indemnification hereunder include any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or expenses incurred with respect to a Proceeding, including attorneys’ fees and disbursements.

SECTION 2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an officer or Director of the Corporation or an officer or director of a direct or indirect subsidiary of the Corporation in defending any Proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it shall ultimately be determined that the person is not entitled to be indemnified. Payment of such expenses incurred by other employees and agents of the Corporation may be made by the Board of Directors in its discretion upon such terms and conditions, if any, as it deems appropriate.

SECTION 3. CLAIMS. (a) If a claim for indemnification or payment of expenses (including attorneys’ fees) under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under this Article or otherwise.

(b) If the Corporation brings suit to recover an advance of expenses (whether pursuant to the terms of an undertaking or otherwise), the Corporation shall have the burden of proving that the recipient was not entitled to the advance under this Article or otherwise.

(c) In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

SECTION 4. NON-EXCLUSIVE RIGHTS; CONTINUATION. The indemnification and advancement of expenses provided in this Article shall not be deemed exclusive of, and shall be in addition to, any other rights to which any person may be entitled under any bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or disinterested Directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent of the Corporation and shall extend to and inure to the benefit of the estate or personal representative of such person.

Without limiting the foregoing, the Corporation may, by action of the Board of Directors, indemnify and advance expenses to each person who is or was a Director, officer, employee or agent of the Corporation who is, was or is threatened to be made a defendant or respondent to any Proceeding, in such amounts, on such terms and conditions, and based upon such standards of conduct as the Board of Directors may deem to be in the best interests of the Corporation.

SECTION 5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation in any capacity with another legal entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.

SECTION 6. SEVERABILITY. If any provision or provisions of this Article shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

SECTION 7. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XI

FIDELITY BONDS

The Board of Directors shall have authority to require the execution of fidelity bonds by all or any of the officers, agents and employees of the Corporation in such amount as the Board may determine. The cost of any such bond shall be paid by the Corporation as an operating expense.

ARTICLE XII

AMENDMENT OF BYLAWS

The Board of Directors may alter, amend or rescind these Bylaws, subject to the right of the stockholders to repeal or modify such actions.